UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

ADVENT TECHNOLOGIES HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 31, 2024

We are pleased to notify you that Advent Technologies Holdings, Inc. (“Advent,” “we,” “our,” “us,” or the “Company”) will hold the 2024 annual meeting of our stockholders on December 31, 2024, at 9:00 a.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2024 for the following purposes:

1.	To elect one (1) director, to serve until our 2027 annual meeting of stockholders;

2.	To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Our board of directors has established the close of business on Wednesday, November 27, 2024 as the “record date” for this annual meeting (the “Record Date”). This means that you are entitled to vote at this meeting (by remote communication or by proxy) if our stock records show that you owned our Common Stock at that time.

A list of stockholders as of the Record Date will be available at our headquarters at 5637 La Ribera St., Suite A, Livermore, California, 94550 for a period of at least ten (10) days prior to our 2024 annual meeting. A list of stockholders will also be available electronically on the virtual meeting website during the meeting.

Similar to last year, our 2024 annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend our 2024 annual meeting online, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ADN2024. Details regarding how to attend the meeting online are more fully described in this proxy statement.

Whether you plan to attend the annual meeting or not, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card, or the instructions that accompany your proxy materials to attend our 2024 annual meeting virtually via the Internet.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Toll-Free Phone Number: (855) 305-0855
Email: info@okapipartners.com

Thank you for your continued support of Advent Technologies Holdings, Inc. We look forward to seeing you at the annual meeting.

ADVENT TECHNOLOGIES HOLDINGS, INC.

/s/ James F. Coffey
James F. Coffey
Chief Operating Officer, General Counsel and Secretary

December 10, 2024
Livermore, California

i

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

ADVENT TECHNOLOGIES HOLDINGS, INC.

TO BE HELD DECEMBER 31, 2024 AT 9:00 AM EASTERN TIME

INTRODUCTION

The board of directors (the “Board”) of Advent Technologies Holdings, Inc. (“Advent,” “we,” “our,” “us,” or the “Company”) is soliciting proxies from stockholders for its use at the 2024 annual meeting of stockholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on December 31, 2024, at 9:00 a.m., Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2024.

This proxy statement relates to the solicitation of proxies by our Board for use at the 2024 annual meeting.

On or about December 5, 2024 we will commence mailing a full set of proxy materials to all stockholders entitled to vote at the 2024 annual meeting.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

The purposes of the 2024 annual meeting are:

1.	To elect one (1) director, to serve until the 2027 annual meeting of our stockholders (“Proposal 1”);

2.	To ratify the appointment of M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (“Proposal 2”); and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof (“Proposal 3”).

At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2024 annual meeting, other than those discussed in this proxy statement.

Record Date; Stockholders Entitled To Vote At The Meeting

Our Board has established the close of business on November 27, 2024 as the “record date” for the 2024 annual meeting (the “Record Date”). This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our Common Stock at that time. As of the Record Date, 2,636,508 shares of our Common Stock were issued and outstanding, held by approximately 28 registered stockholders of record. Each issued and outstanding share of Common Stock as of the Record Date is entitled to one vote on each matter properly to come before the 2024 annual meeting and can be voted only if the record owner of that share, determined as of the Record Date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote will be available for examination during the annual meeting at www.virtualshareholdermeeting.com/ADN2024.

Quorum

The presence, virtually online or by proxy, of holders of at least one-third (1/3) of the total votes entitled to be cast by the holders of all issued and outstanding shares of capital stock of the Company entitled to vote is necessary to constitute a quorum for the transaction of business at the 2024 annual meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established. If a quorum is not present, we will be required to reconvene the annual meeting at a later date.

Virtual Meeting

To participate in the 2024 annual meeting, stockholders as of the Record Date, or their duly appointed proxies, will need the 16-digit control number provided on the proxy card, voting instructions form or Notice. We encourage you to access the meeting 10 minutes before the start time of 9:00 a.m., Eastern Time, on December 31, 2024. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on December 31, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ADN2024. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/ADN2024.

Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the annual meeting.

Attending the Annual Meeting

The 2024 annual meeting will be held entirely online at www.virtualshareholdermeeting.com/ADN2024. A summary of the information you need to attend the 2024 annual meeting online is provided below:

●	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/ADN2024.

●	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the 2024 annual meeting.

●	Please have your 16-digit control number to enter the 2024 annual meeting.

●	Stockholders may submit questions while attending the 2024 annual meeting via the Internet.

●	The meeting webcast will being promptly at 9:00 a.m., Eastern Time.

●	We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures. Webcast replay of the 2024 annual meeting will be available until the sooner of January 31, 2025 or the date of the next annual meeting of stockholders to be held in 2025.

Technical Assistance for the Virtual Meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Voting Shares That You Hold In Your Name as a Stockholder of Record

If your shares are registered directly in your name with our transfer agent, then you are considered the “stockholder of record” with respect to those shares. You have four choices:

●	VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on December 30, 2024. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

●	VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

●	VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on December 30, 2024. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

●	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the 2024 annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.

A broker “non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on certain “routine” matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

Proposal 1 is deemed to be a “non-routine” matter, and as a result, your broker or nominee may not vote your shares on Proposal 1 in the absence of your instruction. Proposal 2 and Proposal 3 are considered to be “routine” matters, and as a result, your broker or nominee may vote your shares in its discretion either for or against either Proposal 2 or Proposal 3 even in the absence of your instruction. If you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted on Proposal 1, you must give your broker or nominee specific instructions to do so.

Required Votes to Approve Each Proposal; Voting Options

As a stockholder, you may cast one vote for each share of our Common Stock held by you as of the Record Date on all matters presented at the meeting. Holders of our Common Stock do not possess cumulative voting rights.

Proposal		Description of Votes Required
1.	Election of a Director	Election of directors are determined by a plurality of the votes properly cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the 2024 annual meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, you have the option to vote “for” or “withhold.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors. The election of directors is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the election of directors.

2.	Ratification of Appointment of M&K

Approval of the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy is required to approve the ratification of M&K as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Please note that because the vote on Proposal 2 is advisory in nature, the results of such vote will not be binding upon our Board or its committees. You may vote “for,” “against” or “abstain” on this proposal. This proposal is a routine matter, which means brokerage firms have discretion to vote customers’ unvoted shares on this proposal. As such, broker non-votes are unlikely to result from this proposal. Abstentions will have no effect on this proposal.

3.	Transaction of Other Business; Adjournment or Postponement	We are asking our stockholders to vote on a proposal to approve any adjournments of the 2024 annual meeting of stockholders for the purpose of soliciting additional proxies if there are not sufficient votes at the 2024 annual meeting of stockholders to approve the proposals contained herein or establish a quorum.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

●	FOR the election as director of the individual named as its nominee in this proxy statement;

●	FOR the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

●	FOR the approval of any adjournments of the 2024 annual meeting of stockholders if there are not sufficient votes at the 2024 annual meeting of stockholders to approve the proposals contained herein or establish a quorum.

If any other matter is properly brought before the 2024 annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at our 2024 annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our Certificate of Incorporation or amended and restated bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his discretion and judgment.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the 2024 annual meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the meeting or by giving written notice to the Secretary. Attendance at the meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the stockholder votes by remote communication at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the meeting, except with respect to each director, to the extent that a director is named as a nominee for election as a director to the Board.

Solicitation of Proxies

Our Board is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $9,000, plus reimbursement of related expenses. In addition to solicitation by mail and by Okapi Partners LLC, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or virtually via the Internet. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Size and Structure

Our authorized board of directors consists of six (6) members. In accordance with the terms of our second amended and restated certificate of incorporation, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class II directors, Marc Seelenfreund, Seth Lukash and Joseph Celia, are up for reelection at the 2025 annual meeting of stockholders, and the Class III directors, Emory De Castro and Gary Herman, will be up for reelection at the 2026 annual meeting of stockholders. The term of the Class I director, Advtar Dhaliwal, will expire at this 2024 annual meeting of stockholders. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating one (1) Class I director listed below. If elected, this nominee will serve on our Board until the 2027 annual meeting, or until his or her successor is duly elected and qualified in accordance with our Certificate of Incorporation and amended and restated bylaws, or his or her earlier death, resignation or removal.

Nominees for Election

Below is certain information concerning our Board’s nominee for election at this year’s 2024 annual meeting. The biography of the nominee contains information regarding the experience, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the nominee should be re-elected as a director of the Company.

Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.

Elsewhere in this proxy statement you will find information concerning the number of shares of our Common Stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.

The following persons have been nominated for election to our Board:

Robert W. Schwartz, age 78, is the Chairman & Founder of Schwartz Heslin Group, Inc., which he founded in 1985. Mr. Schwartz specializes in corporate finance and M&A activities. Prior to starting Schwartz Heslin Group, he was a founder, President and Chief Executive Officer of Winsource, Inc., a venture-funded high-tech telecommunications company. In addition, he was the President and Chief Operating Officer of Coradian Corporation, an American Stock Exchange-listed company that he took public in 1979. He was also the Chief Financial Officer of Garden Way Manufacturing Corporation, a major manufacturer of outdoor power equipment. His earlier experience was with KPMG as a management consultant and with IBM. Since starting SHG, he has worked with over 750 businesses utilizing his experience in finance and general management to help achieve their objectives. Mr. Schwartz holds a BS from Cornell University and has done graduate work at The University at Albany. He has served as a director of a number of public, private and non-profit organizations; he currently serves on the boards of three corporations. He chaired The University at Albany Foundation’s Council on Economic Outreach, is past non-executive chairman of the Statewide Zone Capital Corporation, a subsidiary of Pursuit, Inc., was chair of the New York State Industries for the Disabled and is a director of Dais Analytic Corporation and the Golub Corporation. Mr. Schwartz also serves on the board of Northeast Grocers, Inc., formed through the merger of Golub Corporation and Tops supermarkets. He also chairs the Audit Committee. He has been a frequent guest lecturer at universities and professional organizations and taught a graduate course in entrepreneurship at The University at Albany for 20 years. Mr. Schwartz is a graduate of Cornell University with a BS in Labor and Industrial Relations, and holds an MBA from The University of Albany.

Board of Directors

The following information describes the offices held and other business directorships, the class and term of each director whose term continues beyond this 2024 annual meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Mr. Marc Seelenfreund, age 56, is the Founder and has been the Chief Executive Officer of Siyata Mobile Inc. (NASDAQ: SYTA) since July 2015. Siyata is a leading vendor of mission critical Push to Talk Over Cellular products working with all the major cellular carriers in North America as well as in international markets. Marc has over 20 years of experience in the telecom and cellular arena as was founder of a leading telecom distribution company Accel Ltd (Tase: ACCL) representing multiple global telecom vendors in the Israeli telecom market. Marc was an officer in the IDF, received a law degree from Bar Ilan University and is the Chairman of Ono Academic College.

Mr. Seth Lukash, age 78, is a seasoned corporate director, officer, and investor. For 30 years he was a CEO for various technology and manufacturing companies. He was CEO and President of Tridex, Inc. (n/k/a TransAct Technologies (NASDAQ: TACT) a manufacturer of printers and peripherals to the banking, lottery/gaming, and retail sales markets. Mr. Lukash was Chairman and CEO of Progressive Software, a large provider of application software to the restaurant and hospitality industry. After the sale and divestiture of these companies he advised several technology companies. He has served as an advisor to OEM Capital a boutique investment banking firm and Strategic Turnaround Equity Partners, LP, a fund focused on investments in undervalued public companies. For the past two years he has advised an AI start-up with their organization and structuring for additional financing. He started his finance career as a research analyst for Carter Berlind & Weil. Mr. Lukash is a graduate of the University of Miami with a BA in Finance.

Mr. Joseph P. Celia, age 60, is a technology industry veteran with 30 years of experience with an impressive track record in building strategic partnerships, driving new business initiatives, and penetrating new markets. His dynamic and results-oriented approach in sales leadership within the rapidly evolving tech sector has consistently led to significant achievements. Mr. Celia has held executive and senior-level sales management positions at some of the tech industry’s most respected organizations, including Hewlett Packard, Motorola, 3Com, Symbol Technologies, Bradford Networks, Accton Technology, and FIS Global. Mr. Celia has a BS from Northeastern University in Computer Technology.

Mr. Emory De Castro, age 65, has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience.

Mr. Gary Herman, age 60, is a seasoned investor with many years of investment and business experience. From 2005 to 2020 he co-managed the Strategic Turnaround Equity Partners, LP (Cayman) fund and its affiliates. From January 2011 to August 2013, he was a managing member of Abacoa Capital Management, LLC, which managed Abacoa Capital Master Fund, Ltd., focused on a Global-Macro investment strategy. From 2005 to 2020, Mr. Herman was affiliated with Arcadia Securities LLC, a New York-based broker-dealer. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc. From 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman has a B.S. from the University at Albany with a major in Political Science and minors in Business and Music. Mr. Herman has many years of experience serving on the boards of public and private companies. He presently sits on the boards of Siyata Mobile, Inc. (NASDAQ: SYTA), Virpax Pharmaceuticals, Inc. (NASDAQ: VRPX), SRM Entertainment, Inc. (NASDAQ: SRM), LQR House, Inc. (NASDAQ: LQR), SusGlobal Energy Corp. (OTCQB: SNRG) and XS Financial, Inc. (CSE: XS).

Required Vote of Stockholders

Election of directors are determined by a plurality of the votes properly cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the 2024 annual meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, you have the option to vote “for” or “withhold.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors. The election of directors is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the election of directors.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEE NAMED UNDER PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the audit committee of our Board has selected the firm of M&K CPAS, PLLC (“M&K”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. M&K has not previously served as Advent’s independent registered public accounting firm for the audit of its financial statements. We are not required to have the stockholders ratify the appointment of M&K as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of M&K, but ultimately may decide to retain M&K as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Before selecting M&K, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance for Advent in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with M&K in all of these respects.

Representatives of M&K will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees and Services

Audit and other fees billed to us by M&K for the current fiscal year ending December 31, 2024 are as follows:

2024 YTD
Audit Fees	$-
Audit-Related Fees	$69,000
Tax Fees	$-
All Other Fees	$-
Total	$69,000

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by M&K in connection with regulatory filings. The aggregate fees of M&K related to audit and review services total $0 through the date of this proxy statement. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the fiscal year ending December 31, 2024 through the date of this proxy statement, we have paid M&K $69,000 in audit-related fees.

Tax Fees. We have not paid and do not anticipate paying M&K for tax return services, planning and tax advice for the fiscal year ending December 31, 2024.

All Other Fees. We have not paid and do not anticipate paying M&K for any other services for the fiscal year ending December 31, 2024.

Pre-Approval by Audit Committee of Principal Accountant Services.

Our audit committee is responsible for approving or pre-approving all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor and pre-approve the related fees. Pursuant to its charter, the audit committee delegated to each of its members, acting singly, the authority to pre-approve any audit services if the need for consideration of a pre-approval request arises between regularly scheduled meetings, with such approval presented to the audit committee at its next scheduled meeting or as soon as practicable thereafter.

Vote Required

You may vote “for,” “against” or “abstain” on this proposal. Approval of the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy is required to approve the ratification of M&K as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Please note that because the vote on Proposal 2 is advisory in nature, the results of such vote will not be binding upon our Board or its committees.

This proposal is a routine matter, which means brokerage firms have discretion to vote customers’ unvoted shares on this proposal. As such, broker non-votes are unlikely to result from this proposal. Abstentions will have no effect on this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY M&K AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2024.

PROPOSAL 3

TRANSACTION OF OTHER BUSINESS; ADJOURNMENT OR POSTPONEMENT

To consider and vote on a proposal to transact any other business properly brought forth at the 2024 annual meeting of stockholders and to approve any adjournment of the 2024 annual meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of the proposal set forth herein if there are not sufficient votes at the time of the 2024 annual meeting to adopt such proposals or to establish a quorum.

Vote Required

You may vote “for,” “against” or “abstain” on this proposal. Approval of the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy is required to approve Proposal 3.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO TRANSACT ANY FURTHER BUSINESS

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”), and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with Directors” below.

Board Composition

Our authorized board of directors consists of six members. In accordance with the second amended and restated certificate of incorporation, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. The directors are divided among the three classes as follows:

●	the Class I director is Avtar Dhaliwal, and his term will expire at the annual meeting of stockholders to be held on December 31, 2024;

●	the Class II directors are Marc Seelenfreund, Seth Lukash and Joseph Celia, and their terms will expire at the annual meeting of stockholders to be held in 2025; and

●	the Class III directors are Emory De Castro and Gary Herman, and their terms will expire at the annual meeting of stockholders to be held in 2026.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Board Leadership Structure

The Board has not appointed a Chairman or Lead Director to the Board. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence

Our Board currently consists of six (6) members. Our Board has determined that four (4) of those members, Mr. Lukash, Mr. Celia, Mr. Dhaliwal, and Mr. Seelenfreund, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market, or Nasdaq. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that four of our directors are “independent directors” as defined under applicable rules of the Nasdaq Stock Market, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Gregoriou is not an independent director under these rules because served as the Company’s Chief Executive Officer until 2024. Emory De Castro is not an independent director under these rules because he is our Chief Technology Officer. Gary Herman is not an independent director under these rules because he is our Chief Executive Officer.

Role of Board in Risk Oversight Process

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Committees and Attendance

During 2023, our Board held ten (10) meetings and acted by written consent two (2) times, the audit committee held three (3) meetings, the compensation committee held two (2) meetings and the nominating and corporate governance committee did not hold any meetings. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he or she served (held during the period that such director served).

In addition to regular meetings of our Board, the Company’s non-management, independent directors meet in executive sessions without management participation.

Our Board has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our Board. The charters for each committee are available under the Investors / Governance / Governance Documents page on our website at www.advent.energy.

Audit Committee

Our audit committee consists of Mr. Lukash, Mr. Celia and Mr. Seelenfreund The board of directors has determined that each member is independent under the Nasdaq Stock Market listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of our audit committee is Mr. Lukash. Our board of directors has determined that Mr. Lukash qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq Stock Market.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	by the independent registered public accounting firm.

The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”

Compensation Committee

The compensation committee consists of Mr. Lukash and Mr. Celia. The chairperson of the compensation committee is Mr. Celia. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	reviewing our executive compensation policies and plans;

●	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with our proxy statement and Annual Report disclosure requirements;

●	if required, producing a report on executive compensation to be included in our annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of our employees; and

●	reviewing our overall compensation philosophy.

Role of the Compensation Consultant

In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. The Compensation Committee also has the sole authority to approve the fees of such consultant. The Compensation Committee engaged ClearBridge Compensation Group LLC (“ClearBridge”) as its independent compensation consultant. ClearBridge reports directly to the Compensation Committee, which has authority under the Compensation Committee Charter to retain compensation consultants, although its representatives may also meet with management from time to time.

Services performed by ClearBridge for the Compensation Committee include, but are not limited to:

1.	reviewing the Company’s compensation philosophy;

2.	evaluation of compensation program design for 2023;

3.	providing market context for Compensation Committee decisions

a.	In 2023, the Company elected to forgo establishing a compensation peer group, and as a result relied on survey data for benchmark purposes (as needed), scoped to the Company’s size;

4.	review of cash bonuses paid to executive officers;

5.	review of long-term incentive awards;

6.	review and determine go-forward non-employee director compensation program; and

7.	analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by ClearBridge to the Compensation Committee did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of ClearBridge under the applicable rules adopted by the SEC and incorporated into the Nasdaq Corporate Governance Requirements. In making this assessment, the Compensation Committee also considered ClearBridge’s written correspondence to the Compensation Committee that affirmed the independence of ClearBridge and the consultants and employees who provide services to the Compensation Committee on executive compensation matters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Seth Lukash and Joseph P. Celia. The board of directors has determined each proposed member is independent under Nasdaq listing standards. The chairperson of our nominating and corporate governance committee is Seth Lukash.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

●	evaluating the performance of our board of directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on its website at www.advent.energy. Information contained on or accessible through such website is not a part of this Annual Report, and the inclusion of the website address in this Annual Report is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Our corporate governance guidelines are available under the Investors / Governance / Governance Documents page of our website, www.advent.energy.

Director Nomination Process

Our Board has delegated to the nominating and corporate governance committee the task of identifying, considering, recruiting, reviewing and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the policy of our Board that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates shall include consideration of a range of diversity perspectives, including but not limited to professional experience, skills, knowledge and length of service.

The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Stockholders have the right under our amended and restated bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or re-election as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected, and (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and any Stockholder Associated Person (as defined in the Company’s amended and restated bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s amended and restated bylaws. Such nomination information should be submitted to: Advent Technologies Holdings, Inc., 5637 La Ribera St., Suite A, Livermore, California, 94550, Attention: Corporate Secretary.

Communication with Directors

Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the board of directors, Advent Technologies Holdings, Inc., 5637 La Ribera St., Suite A, Livermore, California, 94550, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board, the appropriate committee chairperson or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.

Director Attendance at Annual Meeting

Each director who is up for election at an annual meeting of stockholders or who has a term that continues after such annual meeting is required to attend the 2024 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of November 27, 2024 by:

●	each person known to us to be the beneficial owner of more than 5% of outstanding common stock;

●	each of our named executive officers and directors; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 2,636,508 shares of Common Stock outstanding as of November 27, 2024.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

	Number of
Name and Address of Beneficial Owner	Shares	%
Directors and Executive Officers
Gary Herman	-	*
James Coffey(1)	29,247	1.11%
Avtar Dhaliwal	-	*
Marc Seelenfreund	-	*
Seth Lukash	-	*
Joseph Celia	-	*
Emory De Castro(2)	80,450	3.05%
All directors and executive officers as a group (seven individuals)(3)	109,697	4.16%
Five Percent Holders:
Vassilios Gregoriou(4)	10,328	*

*	Less than one percent.
(1)	Share amount includes 8,645 shares issuable upon exercise of options.
(2)	Share amount includes 8,645 shares issuable upon exercise of options.
(3)	Unless otherwise indicated, the business address of each of the individuals is 5637 La Ribera St., Suite A, Livermore, California, 94550.
(4)	The business address of Mr. Gregoriou is c/o Sherin and Lodgen LLP, One Lincoln Street, Boston Massachusetts, 02111.

EXECUTIVE OFFICERS

The below table identifies and sets forth certain biographical and other information regarding our executive officers as of December 2, 2024. There are no family relationships among any of our executive officers or directors.

Name	Age	Position
Gary Herman	60	Chief Executive Officer, Director and Interim Chief Financial Officer
Emory De Castro	65	Chief Technology Officer and Director
James F. Coffey	60	Chief Operating Officer and General Counsel

Executive Officers

Mr. Gary Herman, age 60, is a seasoned investor with many years of investment and business experience. From 2005 to 2020 he co-managed the Strategic Turnaround Equity Partners, LP (Cayman) fund and its affiliates. From January 2011 to August 2013, he was a managing member of Abacoa Capital Management, LLC, which managed Abacoa Capital Master Fund, Ltd., focused on a Global-Macro investment strategy. From 2005 to 2020, Mr. Herman was affiliated with Arcadia Securities LLC, a New York-based broker-dealer. From 1997 to 2002, he was an investment banker with Burnham Securities, Inc. From 1993 to 1997, he was a managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman has a B.S. from the University at Albany with a major in Political Science and minors in Business and Music. Mr. Herman has many years of experience serving on the boards of public and private companies. He presently sits on the boards of Siyata Mobile, Inc. (NASDAQ: SYTA), Virpax Pharmaceuticals, Inc. (NASDAQ: VRPX), SRM Entertainment, Inc. (NASDAQ: SRM), LQR House, Inc. (NASDAQ: LQR), SusGlobal Energy Corp. (OTCQB: SNRG) and XS Financial, Inc. (CSE: XS).

Mr. Emory De Castro, age 65, has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience.

James F. Coffey, age 60, has served as General Counsel, Chief Operating Officer and Corporate Secretary of Advent since February 2021. Beginning in 2018, while a partner at Polsinelli Law Firm, Jim served as Advent’s outside legal counsel, and continued in his role as outside legal counsel with his firm, Coffey and Associates, from March 2020 through February 2021. Mr. Coffey has over thirty years of experience in corporate and securities law, mergers and acquisitions, venture capital and corporate finance, and intellectual property law. From 2013 to 2017, he served as general counsel to another HT PEM fuel cell company, Trenergi, which was a customer of Advent. Mr. Coffey was a Gerald L. Wallace Scholar at New York University School of Law where he received an LL.M. in Corporate Law. He received his J.D. from the New England School of Law, and his B.A., cum laude, from Providence College. Mr. Coffey is listed in The Best Lawyers in America® for Mergers and Acquisitions. He is recognized for his work in intellectual property law by the IAM Patent 1000. Mr. Coffey was named a Massachusetts Super Lawyer by Law and Politics magazine. He is AV® rated by Martindale-Hubbell. Mr. Coffey is a fellow of the Boston Bar Foundation and the American Bar Foundation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information about the compensation paid or accrued during the years ended December 31, 2023 and 2022 to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at December 31, 2023, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Vassilios Gregoriou	2023	$800,000.00	$-	$-	$-	$-	$-	$800,000.00
Former Chairman of the Board of Directors, Former Chief Executive Officer and Former Acting Chief Financial Officer	2022	$800,000.00	$-	$479,500.00	$418,250.00	$-	$-	$1,697,750.00

James Coffey	2023	$475,000.00	$-	$-	$-	$-	$-	$475,000.00
Chief Operating Officer and General Counsel	2022	$475,000.00	$-	$-	$-	$-	$-	$475,000.00

Kevin Brackman	2023	$375,000.00	$-	$-	$-	$-	$-	$375,000.00
Former Chief Financial Officer	2022	$375,000.00	$-	$-	$-	$-	$-	$375,000.00

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy and Objectives

The Company operates in a dynamic and rapidly evolving environment, which requires a highly-skilled and technical workforce. As a result, the Company places great emphasis on its ability to attract, retain, and motivate top talent in the industry. The Company achieves these objectives by creating an appropriate balance between achieving short-term results and creating long-term sustainable value to shareholders that reinforces the linkage between pay and performance.

Elements of Executive Compensation

The compensation of executives of the Company includes three main elements: (i) base salary; (ii) an annual bonus; and (iii) long-term equity incentives. Perquisites and personal benefits are not a significant element of compensation for the Company’s executive officers.

Base Salaries

Base salary is provided as a fixed source of compensation for the Company’s executive officers. Adjustments to base salaries are reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

Dr. Gregoriou’s annual base salary was $800,000; Mr. Coffey’s annual base salary was $475,000; and Mr. Brackman’s annual base salary was $375,000 for the year ended December 31, 2023.

Annual Bonuses

In 2023, the named executive officers were each eligible to receive an annual cash incentive award, based on the achievement of pre-approved key performance objectives determined by the Compensation Committee.

As provided in their respective employment agreements, the target bonus amount for Dr. Gregoriou was 150% of his base salary and for Messrs. Coffey and Brackman were 100% of their base salaries. Actual bonus payouts vary based on Compensation Committee assessment of executive performance versus pre-established key performance indicators.

Management, at its discretion, decided there will not be performance related bonus payouts for fiscal year 2023.

Equity Compensation

In 2021, the Company adopted the Advent Technologies Holdings, Inc. 2021 Incentive Plan (the “2021 Equity Incentive Plan”). The 2021 Equity Incentive Plan advances the Company’s interests by providing for the grant to our employees, directors, consultants and advisors of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. On April 29, 2024, the Company’s stockholders approved an amendment to the 2021 Equity Incentive Plan to increase the number of shares of common stock issuable under the 2021 Equity Incentive Plan from 230,530 to 569,306.

Following the Business Combination, on June 11, 2021, the Compensation Committee made grants to select senior executives. The grants were made to recognize each executive’s role and contributions to date, including outstanding efforts towards a successful transaction, as well as to incentivize and to retain the executives, and to further align them with the post-Business Combination stockholders. As a result of the Business Combination grants, and Mr. Brackman’s sign-on award in 2021, the Compensation Committee elected to not make any additional annual grants in 2022 and 2023 to the NEOs.

In recognition of Dr. Gregoriou’s role and contributions related to the ratification of GreenHiPo by the EU, the Compensation Committee, in July 2022, granted a one-time special award of 5,833 time-vested restricted stock units (“RSUs”) and stock options to purchase 5,833 shares of common stock to Dr. Gregoriou.

Employment Agreements

Advent is a party to certain offer letters with each of the named executive officers that set forth the initial terms and conditions of the officer’s employment with Advent, each of which has since been superseded by new employment agreements as described in “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” below. The material terms of these offer letters are summarized below.

Dr. Gregoriou entered into an employment agreement with the Company on October 12, 2020 to receive an annual base salary of $800,000, a one-time signing bonus of $500,000, and eligibility to receive an annual performance bonus of cash. Dr. Gregoriou is eligible to participate in the Company’s 2021 Equity Incentive Plan. Mr. Gregoriou was terminated from all of his positions with the Company as of October 24, 2024.

Mr. Coffey and Mr. Brackman. As described in further detail in the “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” section of this report, in connection with the announcement of the Business Combination, Mr. Coffey entered into an employment agreement with Advent, which became effective as of the consummation of the Business Combination. Mr. Brackman entered into an employment agreement with Advent on August 13, 2021, which was effective as of July 2, 2021, and superseded certain offer letter entered into between the Company and Mr. Brackman dated July 2, 2021. Mr. Brackman resigned on January 5, 2024.

Employee Benefits

The Company sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. Subsequent to the Business Combination, the Company made matching contributions equal to 100% of the participant’s pre-tax contribution up to a maximum of 5% of the participant’s eligible earnings for U.S employees. Total expense related to the Company’s defined contribution plan was $0.2 million and $0.3 million for the years ended December 31, 2023 and 2022.

As described in Note 2 of the Company’s audited consolidated financial statements for fiscal years 2023 and 2022, pursuant to Greek Labor Law 2112/1920, employees in Greece are entitled to an indemnity in the event of dismissal or retirement, though as a director, Dr. Gregoriou is not eligible for such indemnity.

Pay versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”), and our other named executive officers (the “Other NEOs” or the “Non-PEO NEOs”) as presented in the table under “Executive Compensation – Summary Compensation”, (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non- PEO NEOs(2)	Average Compensation Actually Paid to Non- PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net Loss(5)
2023	$800,000	$(1,263,182)	$425,000	$(95,031)	$(86.73)	$(71,397)
2022	$1,697,750	$(4,533,070)	$425,000	$(1,589,095)	$(73.77)	$(74,337)

(1)	The dollar amounts reported are the amounts of total compensation reported for Vassilios Gregoriou, our former Chief Executive Officer/PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(2)	The dollar amounts reported represent the average of the amounts reported for our company’s Non-PEO NEOs as a group (excluding Mr. Gregoriou) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Gregoriou) included for purposes of calculating the average amounts in each applicable year are as follows: Mr. Coffey and Mr. Brackman for 2023 and 2022.
(3)	The dollar amounts reported represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

●	Stock Awards
●	Option Awards

(4)	Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2022 or 2023.
(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

	2023		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Totals for Non-PEO NEOs	$800,000	$425,000	$1,697,750	$425,000
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	$-	$-	$(897,750)	$-
Fair value at year end of equity awards granted during the year	$-	$-	$537,133	$-
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	$(1,415,428)	$(346,687)	$(4,402,652)	$(1,510,571)
Change in fair value of equity awards granted in prior years that vested during the year	$(647,754)	$(173,344)	$(1,467,551)	$(503,524)
Compensation Actually Paid Totals	$(1,263,182)	$(95,031)	$(4,533,070)	$(1,589,095)

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our TSR, and (ii) our net loss, in each case, for the fiscal years ended December 31, 2022 and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100.

A portion of our PEOs’ compensation consists of equity awards. As a result, the change between the values disclosed in our Summary Compensation Table and Compensation Actually Paid tends to be directionally aligned with changes in our TSR.

While we are required by SEC rules to disclose the relationship between our net income and Compensation Actually Paid to our NEOs, this is not a metric our compensation committee currently uses in evaluating our NEOs’ compensation as we are a company that has not generated any gross profit.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Other Compensation Policies

Stock Ownership/Holding Policy

The Company maintains meaningful stock ownership guidelines to reinforce the importance of stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our active executives and non-employee directors must own shares in accordance with the following schedule:

Role	Required Ownership Level
Chief Executive Officer and Chairman	6.0x Base Salary
Other Executive Officers	3.0x Base Salary
Non-Employee Directors	3.0x Annual Cash Retainer

Shares that count towards satisfying the ownership requirements include:

●	Shares owned by the executive/director, including those obtained through the vesting of restricted stock units and performance stock units;

●	Shares owned jointly by the executive/director and spouse or held in trust established by the; executive/director for the benefit of the executive/director and/or family members;

●	Unvested time-based restricted stock units;

●	Note: Unvested performance stock units and unexercised stock options do not count towards satisfying stock ownership requirements.

Each executive or non-employee director has 5 years to meet the ownership guidelines starting from when the executive/director first becomes subject to the policy. Executives/directors who do not meet the ownership guidelines after 5 years of being subject to the guidelines are expected to retain 50% of net shares (i.e., shares remaining after payment of taxes) upon vesting or exercise of stock options until they meet the guidelines. Executive and Non-Employee Directors are either already in compliance with the stock ownership guidelines or expected to be within the 5-year timeframe.

Prohibition on Pledging and Hedging

The Company maintains a comprehensive Insider Trading Policy that includes a prohibition on pledging Company securities or holding Company securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of Company securities. This policy, applicable to all officers, directors and associates, was put in place to ensure that the interests of these individuals remain aligned with those of stockholders, and that they continue to have the incentive to execute the Company’s long-term plans and achieve the performance for which their equity awards are intended.

Employment Agreements and Other Arrangements with Executive Officers and Directors

Employment Agreements

On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Business Combination Advent entered into employment agreements, with each of Dr. Gregoriou and Mr. Coffey. The material terms of these employment agreements are set forth below:

●	Dr. Gregoriou served as our Chief Executive Officer (and at times during 2024, as our Acting Chief Financial Officer) and Chairman of our board of directors, with an initial annual base salary of $800,000, a one-time signing bonus of $500,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 150% of his annual base salary.

●	Mr. Coffey serves as our Chief Operating Officer and General Counsel, with an annual base salary of $475,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

The sign-on bonuses were paid in two installments: (i) 50% on the first payroll date following the consummation of the Business Combination and (ii) 50% on the first payroll date following the one-year anniversary of the consummation of the Business Combination, subject to the applicable executive’s employment through the relevant payment date.

On August 13, 2021, Advent entered into employment agreement with Mr. Brackman, which was effective as of July 2, 2021 and superseded certain offer letter entered into between the Company and Mr. Brackman dated July 2, 2021. The material terms of this employment agreement are set forth below:

●	Mr. Brackman served as our Chief Financial Officer, with an annual base salary of $375,000, a one-time relocation expense payment of $40,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

The employment agreements provide that if an executive’s employment terminates without “cause” or by him for “good reason,” (as such terms are defined in the employment agreement or term sheet, as applicable), the executive will be entitled to (i) up to 12 months’ subsidized medical, dental and vision benefits continuation (18 months for Dr. Gregoriou) and (ii) payment of one times (two times for Dr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months. If such termination of employment without “cause” or resignation for “good reason” occurs within 60 days prior to, or 12 months following, a “change in control” (as such term is defined in the 2021 Equity Incentive Plan), severance is enhanced and provides for (i) up to 18 months’ subsidized medical, dental and vision benefits continuation for all executives, (ii) two times (three times for Dr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months, and (iii) the initial grant of stock options and restricted stock units issued pursuant to the 2021 Equity Incentive Plan, shall become fully vested, and such options will remain exercisable for a period of one year following such termination of employment. Moreover, if the acquirer in such “change in control” does not agree to assume or substitute for equivalent stock options, any unvested portion of the initial grant of stock options shall become fully vested and exercisable at the time of such transaction.

The employment agreements for Dr. Gregoriou, Messrs. Coffey and Brackman each contain (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for one year post-termination of employment (subject to, for Dr. Gregoriou, the Executive’s receipt of at least 50% of the Executive’s highest annualized base salary within the two (2) year period preceding termination) for the entire year, (iv) a covenant not to solicit any of our customers, vendors, suppliers or other business partners during the eighteen (18)-month period following termination and (v) a covenant not to solicit any of our employees or independent contractors during the eighteen (18)-month period following termination.

Mr. Brackman resigned from his position as Chief Financial Officer of the Company on January 5, 2024. Mr. Gregoriou was terminated for cause from his position as Chief Executive Officer of the Company on October 24, 2024.

Non-Competition Agreements

Simultaneously with the execution and delivery of the Merger Agreement, certain insider Advent stockholders entered into non-competition and non-solicitation agreements for the benefit of the Company, Advent and each of their respective present and future affiliates, successors and subsidiaries (each, a “Non-Competition Agreement”), to become effective at the Closing, pursuant to which the Advent stockholder party thereto agreed not to compete with the Company, Advent and their respective affiliates during the three (3) year period following the Closing in North America or the European Union (including Greece) or in any other markets in which the Company and Advent are engaged. The Advent stockholder party thereto also agreed during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to awards held by the named executive officers as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Vassilios Gregoriou(1)(2)	15,369	15,369	$310.80	6/11/2031	15,369	$102,816
Vassilios Gregoriou(3)(4)	1,458	4,375	$82.20	7/12/2032	4,375	$29,269
James Coffey(1)(2)	5,763	5,763	$310.80	6/11/2031	5,763	$38,556
Kevin Brackman(5)(6)	3,842	3,842	$228.60	8/24/2031	3,842	$25,704

(1)	Option awards would have vested 25% upon each anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date. Such option awards were terminated in connection with Mr. Gregoriou’s termination.
(2)	Stock awards consisted of grants of restricted stock units that would have vested 25% upon each anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date. Such restricted stock units were terminated in connection with Mr. Gregoriou’s termination.
(3)	Option awards would have vested 25% upon each anniversary of July 12, 2022, the vesting commencement date, until the fourth anniversary of the vesting commencement date. Such option awards were terminated in connection with Mr. Gregoriou’s termination.
(4)	Stock awards consist of grants of restricted stock units that would have vested 25% upon each anniversary of July 12, 2022, the vesting commencement date, until the fourth anniversary of the vesting commencement date. Such restricted stock units were terminated in connection with Mr. Gregoriou’s termination.
(5)	Option awards would have vested 25% upon each anniversary of August 24, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date. Such option awards were terminated in connection with Mr. Brackman’s departure from the Company.
(6)	Stock awards consist of grants of restricted stock units that vest 25% upon each anniversary of August 24, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date. Such restricted stock units were terminated in connection with Mr. Brackman’s departure from the Company.
(7)	Market value of restricted stock unit awards is based on the closing price of $6.60 per share on December 29, 2023 on the Nasdaq Capital Market.

Director Compensation

Pursuant to offer letters with each of the Company’s non-employee directors (the “Director Offer Letters”), each director receives an annual retainer of $100,000, to be paid quarterly in arrears. In addition, each non-employee director is eligible to receive an annual grant of stock awards for a number of shares of Company common stock determined by dividing $100,000 by the closing price per share of Company common stock on the applicable grant date. While each of Drs. Gregoriou, De Castro, Gourdoupi, and Christos Kaskavelis, the Company’s Chief Marketing Officer, served as members of the board of directors of the Company in 2023, none received additional compensation for director services. Dr. Gregoriou’s compensation earned with respect to his employment with Advent is set forth in the “Summary Compensation Table” above.

The following table sets forth all compensation paid to or earned by each non-employee director of the Company during fiscal year 2023.

	Year Ended December 31, 2023
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Anggelos Skutaris	$100,000	$30,050	$130,050
Lawrence Epstein	$100,000	$30,050	$130,050
Wayne Threatt	$100,000	$30,050	$130,050
Von McConnell	$100,000	$30,050	$130,050

(1)	The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 17 - Share Based Compensation” to our consolidated financial statements for the year ended December 31, 2023.
(2)	On June 28, 2023, the Company granted to each non-employee director a total of 1,667 restricted stock units which vested on June 29, 2024.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Advent Technologies Holdings, Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Advent Technologies Holdings, Inc.’s Corporate Governance Guidelines. Further, our Board has determined that Mr. Lukash qualifies as an audit committee financial expert as defined by the rules of the SEC.

The audit committee met three (3) times during fiscal year 2023 with the Company’s management and Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements.

We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023, with management and EY. Management has the responsibility for the preparation of Advent Technologies Holdings, Inc.’s financial statements, and EY had the responsibility for the audit of those statements. The Audit Committee discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from EY pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between EY and Advent Technologies Holdings, Inc. and the potential effects of any disclosed relationships on EY’s independence, and discussed with EY its independence. We reviewed with EY their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of EY’s examination of Advent Technologies Holdings, Inc.’s financial statements both with and without management.

The Audit Committee considered any fees paid to EY for the provision of non-audit related services and does not believe that these fees compromise EY’s independence in performing the audit.

Based on these reviews and discussions with management and EY, we approved the inclusion of Advent Technologies Holdings, Inc.’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

On September 20 2024, we approved the engagement of M&K as the independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by Advent Technologies Holdings, Inc.’s stockholders.

Respectfully Submitted,

Audit Committee
Seth Lukash
Joseph Celia
Marc Seelenfreund

The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the
Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the
Company specifically incorporates the Report of the Audit Committee therein by reference.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

There have been no transactions since January 1, 2023 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation” sections.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2023, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2023, except for the following: Panoraia Gourdoupi did not timely file one Form 4 reporting one transaction; and Naiem Hussain did not timely file one Form 3 and one Form 4 reporting one transaction.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Advent Technologies Holdings, Inc., 5637 La Ribera St., Suite A, Livermore, California, 94550 no later than September 2, 2025, which is 120 days prior to December 31, 2025.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, at Advent Technologies Holdings, Inc., 5637 La Ribera St., Suite A, Livermore, California, 94550. To be timely for the 2025 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before September 2, 2025 or after October 2, 2025, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2025 annual meeting of stockholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice on or before ten (10) days after the day on which the date of the 2025 annual meeting is first disclosed in a public announcement. Such notice must provide the information required by our amended and restated bylaws with respect to each matter the stockholder proposes to bring before the 2025 annual meeting.

Universal Proxy. In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 1, 2025.

ANNUAL REPORT

Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s annual report to stockholders a copy of the Company’s Annual Report on Form 10-K which was filed with the SEC for the fiscal year ended December 31, 2023. Please address all requests to:

Advent Technologies Holdings, Inc.

Attn: James F. Coffey, Corporate Secretary

5637 La Ribera St., Suite A

Livermore, California, 94550

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR
THE 2024 ANNUAL MEETING

The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. The Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2023 are available at www.advent.energy/Investors.

We are mailing a full set of our printed proxy materials to stockholders on or about December 5, 2024. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website at www.advent.energy.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the annual meeting. However, if any other matter shall properly come before the annual meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By order of the Board of Directors

/s/ Gary Herman
Gary Herman
Chief Executive Officer, Acting Chief Financial Officer and Member of the Board of Directors

Dated: December 10, 2024
Livermore, California

ADVENT TECHNOLOGIES HOLDINGS, INC.5637 LA RIBERA ST., SUITE A LIVERMORE, CALIFORNIA 94550 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ADN2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59972-P22088 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYADVENT TECHNOLOGIES HOLDINGS, INC.For WithholdFor All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR allProposals:All AllExcept nominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.1.Election of Directors Nominee:To be elected for terms expiring in 2027: 01) Robert Schwartz For Against Abstain 2. Ratify the appointment of M&K CPAS, PLLC as Advent Technologies Holdings, Inc.’s independent registered public accounting firm for the fiscal year ! ! !ending December 31, 2024.3. Approving the transaction of such other business as may properly come before the meeting or any adjournments and postponements thereof. ! ! !NOTE: Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V59973-P22088PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVENT TECHNOLOGIES HOLDINGS, INC.The undersigned hereby appoints Gary Herman and James Coffey, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Advent Technologies Holdings, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held December 31, 2024 virtually at www.virtualshareholdermeeting.com/ADN2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.